                                                                    Exhibit 99.1


[LOGO'S OMITTED]                       PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                                       200 South Broad Street
                                       Philadelphia, PA 19102
                                       www.preit.com
                                       -------------

                                       Phone:  215-875-0700
                                       Fax:    215-546-7311
                                       Toll Free: 866-875-0700

FOR FURTHER INFORMATION:


AT THE COMPANY                       AT KCSA PUBLIC RELATIONS WORLDWIDE
--------------                       ----------------------------------
Edward A. Glickman                   Evan Smith, CFA          Erica Pettit
Executive Vice President and CFO     (Investor Relations)     (Media Relations)
(215) 875-0700                       (212) 896-1251           (212) 896-1248




FOR IMMEDIATE RELEASE
---------------------
May 5, 2004


                PENNSYLVANIA REAL ESTATE INVESTMENT TRUST REPORTS
                           2004 FIRST QUARTER RESULTS

PHILADELPHIA, PA, May 5, 2004, Pennsylvania Real Estate Investment Trust ("PREIT") (NYSE: PEI) today announced its results for the first quarter ended March 31, 2004. Net income available to common shares for the first quarter of 2004 was $0.16 per share. FFO per common share and Operating Partnership unit ("share") for the first quarter of 2004 was $0.85, which was at the midpoint of the Company's guidance provided in February 2004.

2004 FIRST QUARTER HIGHLIGHTS
o Net income available to common shares for the first quarter of 2004 increased to $5.6 million from $5.0 million in the first quarter of 2003. Net income in the first quarter of 2004 included income from discontinued operations of $1.7 million compared to $2.1 million in the first quarter of 2003.

o Net income available to common shares for the first quarter of 2004 was $0.16 per share, a decrease from $0.30 in the first quarter of 2003. Net income per share in the first quarter of 2004 included income from discontinued operations of $0.05 per share compared to $0.12 per share in the first quarter of 2003.

o Funds From Operations (FFO) for the first quarter of 2004 increased by 190% to $33.4 million from $11.5 million in the first quarter of 2003.

o FFO per share increased by 35% to $0.85 in the first quarter of 2004 from $0.63 in the first quarter of 2003.

o Net Operating Income (NOI) for the 2004 first quarter increased by 241% to $62.4 million from $18.3 million for the 2003 first quarter.

     o Same store NOI for the Company's retail portfolio increased by 1.8% from the first quarter of 2003.

See the financial tables on pages 10 and 11 for a reconciliation of FFO, NOI and EBITDA to net income, the most directly comparable GAAP measure. During 2003, the Company completed the sale of all the properties and joint venture investments that comprised its multifamily portfolio. The 15 wholly-owned multifamily properties are classified as discontinued operations on the consolidated statement of income for the first quarter of 2003. The four joint-venture multifamily properties are included as continuing operations for the first quarter of 2003.

PREIT Announces First Quarter 2004 Results
May 5, 2004
Page 2


Also, as of March 31, 2004, six properties that were acquired in the merger with Crown American Realty Trust ("Crown") and that the Company is currently marketing for sale were classified as assets held for sale on the consolidated balance sheet and as discontinued operations on the income statement. The six properties are Bradley Square Mall in Cleveland, Tennessee; Martinsburg Mall in Martinsburg, West Virginia; Mount Berry Square Mall in Rome, Georgia; Schuylkill Mall in Frackville, Pennsylvania; Shenango Valley Mall in Hermitage, Pennsylvania; and West Manchester Mall in York, Pennsylvania.

FIRST QUARTER RESULTS

Net income available to common shares for the first quarter ended March 31, 2004 was $5,560,000, or $0.16 per share, on 35,403,000 weighted average common shares outstanding, compared with $4,977,000, or $0.30 per share, on 16,545,000 weighted average common shares outstanding for the first quarter of 2003. Net income for the first quarter of 2004 was impacted by a $550,000 post-closing adjustment that reduced the gain on the sale of the wholly-owned multifamily portfolio that was sold in 2003. Net income for the first quarter of 2003 included a gain of $1,191,000 on the sale of land at Crest Plaza Shopping Center, Allentown, PA to Target.

For the first quarter of 2004, the Company's total FFO increased to $33,431,000 from $11,534,000 for the first quarter of 2003. A reconciliation of net income to FFO can be found on page 10.

FFO per share increased by 35% to $0.85 in the first quarter of 2004 from $0.63 in the first quarter of 2003. Weighted average shares outstanding increased to 39,239,000 for the first quarter of 2004 from 18,308,000 for the first quarter of 2003.

NOI from wholly-owned properties and the Company's proportionate share of partnerships and joint venture properties increased to $62,448,000 for the first quarter of 2004 from $18,279,000 for the first quarter of 2003. A reconciliation of net income to net operating income can be found on page 11.

The results of the first quarter of 2004 reflect the acquisition of 26 wholly owned shopping malls and the remaining 50% interest in Palmer Park Mall, Easton, Pennsylvania as a result of the Company's merger with Crown on November 20, 2003. The results of the first quarter of 2004 also reflect the 2003 acquisition of six shopping malls from The Rouse Company and the purchase of the remaining 70% interest in Willow Grove Park, Willow Grove, Pennsylvania. The increase in FFO and NOI in the first quarter of 2004 from these acquisitions was partially offset by the disposition of the Company's 15 wholly-owned multifamily properties that were included as discontinued operations and the four joint venture multifamily properties that were also sold in 2003 and were included as continuing operations for the first quarter 2003. The increase was also offset by approximately $1,200,000 of bad debt expense related to tenants in bankruptcy, including KB Toys, Gadzooks and FootAction.

PREIT Announces First Quarter 2004 Results
May 5, 2004
Page 3


Revenues in the first quarter of 2004 were reduced by $204,000 due to the amortization of above-and below-market lease intangibles (application of Statement of Financial Accounting Standards ("SFAS") No. 141). Interest expense for the first quarter of 2004, was reduced by $4,865,000 due to debt premium amortization.

The per share amount was affected by the increase in weighted average shares outstanding, primarily with regard to the 6.3 million common shares issued in connection with the Company's public offering in August 2003 and the 11.7 million common shares and 1.7 million Operating Partnership units issued in connection with the merger with Crown in November 2003.

RETAIL PERFORMANCE & OCCUPANCY LEVELS
In the first quarter of 2004, same store NOI for the Company's retail portfolio increased by 1.8%, or $265,000 compared to the first quarter of 2003, primarily as a result of occupancy gains at Magnolia Mall in Florence, South Carolina. Same store NOI for the first quarter of 2003 included lease termination payments of $259,000. There were no lease termination payments in the first quarter of 2004 for same store properties. Same store results represent property operating results for retail properties that the Company owned for the full periods presented. Same store results exclude the results of properties that have undergone or were undergoing redevelopment during the applicable periods, as well as properties acquired or disposed of during the periods presented.

Occupancy in the Company's same store retail portfolio increased to 95.8% as of March 31, 2004, 250 basis points higher than the 93.3% occupancy rate as of March 31, 2003.

The Company's power centers and enclosed malls were 98.4% and 90.6% occupied, respectively, as of March 31, 2004, compared to 97.5% and 90.1% occupied, respectively, as of March 31, 2003. The Company's same store mall properties reported sales of $334 per square foot in the trailing twelve months ended March 31, 2004, as compared with $351 per square foot in the comparable period ended March 31, 2003.

LEASING UPDATE
During the 2004 first quarter, the Company executed eighty-five retail leases encompassing 412,770 square feet at an average rent per square foot of $14.95. New leases for previously leased space accounted for thirteen transactions totaling 32,324 square feet at an average rent of $24.84, or $6.08 higher than the average rent at the time of expiration. Sixty tenants renewed leases, representing 353,520 square feet at an average renewal rent of $13.40 per square foot, an increase of $1.31 per square foot over the rent at expiration. Renewed leases included a lease with JC Penney for 176,834 square feet at Shenango Valley Mall with a base rent of $1.20 per square foot and fifty-nine leases for 176,686 square feet with at an average renewal base rent of $25.61, an increase of $2.62 per square foot over the rent at expiration. The Company also executed transactions for twelve formerly vacant spaces totaling 26,926 square feet with an average rent of $23.40 per square foot.

PORTFOLIO COMPOSITION
The Company ended the 2004 first quarter with investments in real estate of $2,474,209,000, an increase of $52,994,000 from $2,421,215,000 at the end of the fourth quarter of 2003.

PREIT Announces First Quarter 2004 Results
May 5, 2004
Page 4

STRATEGIC UPDATE
Ronald Rubin, Chairman and Chief Executive Officer of PREIT, stated, "Our first quarter results reflect the strength and dedication of our management team to deliver strong operating performance and create future opportunities for our expanded retail portfolio. We believe that the positive trends for the current retail environment combined with our focused business model will enable PREIT to continue to build a solid foundation for future growth and deliver value to its shareholders. To further support these growth initiatives, we have strengthened our management team by creating the office of the chairman and appointing Robert
F. McCadden as our new chief financial officer. Bob's significant financial and audit experience within the REIT industry will be a tremendous asset for the Company."

Jonathan B. Weller, PREIT's President and Chief Operating Officer, commented, "As we pursue our strategy to revitalize and strategically redevelop the properties which were acquired in 2003, we are seeing significant interest from new and existing retailers to expand their presence within our portfolio of properties. Our active portfolio management, which includes discussions with many retailers regarding re-tenanting and re-development activities, combined with the positive trends in our business gives us confidence in our ability to improve our occupancy and tenant mix throughout our portfolio. In addition, we will continue to look for ways to enhance our portfolio and performance by selectively investing in new assets that we believe will offer strong returns to our shareholders. During the first quarter, we made a strategic move by signing an agreement to purchase The Gallery at Market East II, which will allow us to consolidate the management and leasing of this well located property.


OTHER EVENTS
CHRISTIANA PHASE II
On April 28, 2004, the Supreme Court of the State of Delaware affirmed a Court of Chancery determination that the Delaware Department of Transportation violated the terms of a 1992 Settlement Agreement pertaining to the development of the Company's Christiana Phase II project. The Company owns a 50% interest in this planned approximately 356,000 square foot power center project located in Newark, Delaware adjacent to the Company's Christiana Power Center I. Under the terms of the Supreme Court decision the matter has been remitted to the Superior Court of the State of Delaware for a determination of the damages to which the Company is entitled. The Company is not in a position to predict the outcome of this proceeding.

APPOINTMENT OF ROBERT F. MCCADDEN AS EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
On April 27, 2004, the Company announced the appointment of Robert F. McCadden as Executive Vice President and Chief Financial Officer. He will join PREIT on May 17, 2004. Mr. McCadden currently is a partner in KPMG LLP's Philadelphia office.

Mr. McCadden has over 25 years of experience as a certified public accountant serving clients in the real estate industry. He has served as audit partner for a number of publicly traded real estate investment trusts, including American Financial Realty Trust, Brandywine Realty Trust, Keystone Property Trust, and Universal Health Realty Income Trust.

Prior to joining KPMG in May 2002, Mr. McCadden was an audit partner in Arthur Andersen LLP's real estate practice since 1993. While at Andersen, Mr. McCadden was the partner responsible for PREIT's audits between 1996 and 2001.

PREIT Announces First Quarter 2004 Results
May 5, 2004
Page 5

Mr. McCadden graduated from Temple University with a Bachelor's degree in Business Administration and a concentration in accounting. He is a member of the American Institute of Certified Public Accountants, the Pennsylvania Institute of Certified Public Accountants and is an associate member of the National Association of Real Estate Investment Trusts.

CREATION OF OFFICE OF THE CHAIRMAN
On April 14, 2004, the Company completed the formation of a new five-person Office of the Chairman and made several executive changes effective no earlier than May 17, 2004, the date on which Mr. McCadden will join the Company.

The Office of the Chairman consists of Ronald Rubin, Chairman and Chief Executive Officer, as well as Jonathan Weller, George Rubin, Edward Glickman and Joseph Coradino. These five senior executives will serve as the senior management body to formulate and execute the strategic direction of the Company. When appropriately amended employment contracts are signed by the affected executives, the following previously announced executive management changes will take effect: Jonathan Weller and George Rubin will become Vice Chairmen, Edward Glickman will become President and Chief Operating Officer and Joseph Coradino will become President- PREIT Services, LLC and PREIT-RUBIN Inc., as well as remaining PREIT's Executive Vice President- Retail Division.

NEW COMPLIANCE PROCEDURES
The Company, in consultation with its outside counsel and tax advisor, has completed a review of its corporate structure and has strengthened its compliance procedures pertaining to the creation or acquisition of new entities and the documentation of transactions. Procedures applicable to outside counsel have also been formalized. In addition, PREIT's Audit Committee has selected independent outside advisors who are reviewing these procedures to assure their adequacy for the future.

AGREEMENT TO PURCHASE GALLERY AT MARKET EAST II
On March 16, 2004, the Company announced that it executed an agreement to acquire The Gallery at Market East II, Philadelphia, PA, from 5 North Fifth Street, L.P., an entity controlled by Pennsylvania Public School Employees' Retirement System for $32 million. The Company is scheduled to complete the acquisition of the 328,000 square foot property in the second quarter of 2004. The Company expects to draw down from its line of credit to fund the acquisition.

As of December 31, 2003 the in-line sales volume for The Gallery at Market East II was $393 per square foot with in-line occupancy of 78.3%. The Company underwrote the acquisition to generate an unleveraged return of approximately 9.5% on cost based on anticipated operating income for 2004. This property is subject to two ground leases with remaining terms of seventy nine and twenty nine years.

The Gallery at Market East II is part of The Gallery at Market East, the largest retail complex in downtown Philadelphia. Upon closing of the Market East II acquisition, the Company will own 521,000 square feet of the 1.1 million total square footage of The Gallery at Market East. The Gallery at Market East is anchored by Strawbridge's, Big K-Mart and Burlington Coat Factory. The Gallery at Market East II is anchored by Burlington Coat Factory and currently has 51 in-line tenants, including Old Navy, Foot Locker, Bath & Body Works, Limited, Express, and Lerner.

PREIT Announces First Quarter 2004 Results
May 5, 2004
Page 6

PARCEL OF LAND IN FLORENCE, SOUTH CAROLINA
In March 2004, the Company acquired a 25 acre parcel of land in Florence, South Carolina from General Electric Company for $3.8 million. The parcel, located across from the Company's wholly-owned properties, Magnolia Mall and The Commons at Magnolia, is zoned for commercial development.

CAPITAL RESOURCES
Edward Glickman, PREIT's Executive Vice President and CFO, commented, "PREIT's ability to execute on its strategic initiatives is based on maintaining a strong balance sheet, which currently has a strong cash position and historically low ratio of debt to market capitalization. The strength of our balance sheet, and our $500 million credit facility, provides PREIT with a solid financial foundation to execute on our operational plans and make additional strategic investments."

2004 FORECAST
The Company estimates that for the calendar year 2004 net income available to common shares will be between $1.18 and $1.38 per share and that FFO per share will be between $3.62 and $3.82. The Company estimates that for the second quarter 2004 net income available to common shares will be between $0.21 and $0.29 per share and that FFO per share will be between $0.81 and $0.89.

---------------------------------------- -------------------------------------- --------------------------------------
ESTIMATED PER SHARE                      SECOND QUARTER 2004                    CALENDAR YEAR 2004
---------------------------------------- -------------------------------------- --------------------------------------
Net income available to                  $ 0.21-$ 0.29                          $ 1.18-$ 1.38
common shares
---------------------------------------- -------------------------------------- --------------------------------------
Gain/Loss on sales                          $ 0.00                                 $ 0.02
---------------------------------------- -------------------------------------- --------------------------------------
Depreciation and amortization               $ 0.60                                 $ 2.42
(includes Company's
proportional share of joint
ventures), net of minority
interest
---------------------------------------- -------------------------------------- --------------------------------------
FFO                                      $ 0.81-$ 0.89                          $ 3.62-$ 3.82
---------------------------------------- -------------------------------------- --------------------------------------

DIVIDEND DECLARATION
On April 22, 2004, PREIT announced that its Board of Trustees has declared a quarterly cash dividend of $0.54 per common share. The dividend will be paid on June 15, 2004, to common shareholders of record on June 1, 2004. The June 15, 2004 dividend payment will be PREIT's 109th consecutive distribution since its initial dividend paid in August of 1962. Throughout its history, the Company has never omitted or reduced a shareholder dividend.

PREIT also announced on April 22, 2004, that its Board of Trustees has declared a regular quarterly dividend of $1.375 per share on its 11.00% senior preferred shares. The dividend will be paid on June 15, 2004 to holders of record on June 1, 2004.

A copy of the Company's Distribution Reinvestment and Share Purchase Plan prospectus, enrollment forms and other information is available on the Company's web site at www.preit.com under Investor Information or by calling American Stock Transfer & Trust Company at (800) 278-4353, or the Company at (215) 875-0735. You should read the prospectus carefully before making any investment decisions.

PREIT Announces First Quarter 2004 Results
May 5, 2004
Page 7


DEFINITIONS
NAREIT defines FFO as income before gains (losses) on sales of properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnership and joint ventures to reflect funds from operations on the same basis. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items, gains on sales of real estate and depreciation and amortization of real estate.

NOI is derived from real estate revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to NOI. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on investment on the properties, and provides a comparison measurement of the properties over time. NOI excludes general and administrative expenses, management company revenues, interest income, interest expense, depreciation and amortization, income from discontinued operations and gains on sales of interests in real estate.

EBITDA is earnings before interest, taxes, depreciation and amortization. On a property level, EBITDA and NOI are equivalent; however, certain corporate revenues and expenses are added and deducted to/from NOI to derive EBITDA on a company wide basis. Specifically, management company revenues and interest income are added to NOI while corporate payroll and other general and administrative expenses are deducted from NOI to calculate EBITDA. The Company believes that net income is the most directly comparable GAAP measurement to EBITDA. The Company believes that EBITDA helps the Company and its investors evaluate the ongoing operating performance of its properties and facilitate comparisons with other REITs and real estate companies. These measures assist management by providing a baseline to assess property-level results, particularly as the Company acquires or sells assets. The EBITDA measures presented by the Company may not be comparable to other similarly titled measures of other companies.

PREIT Announces First Quarter 2004 Results
May 5, 2004
Page 8


CONFERENCE CALL INFORMATION
Management has scheduled a conference call for 11:00 a.m. Eastern Daylight Time today to review the Company's first quarter results, market trends and future outlook. To listen to the call, please dial (888) 515-2235 OR (719) 457-2601 at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the Internet at the Company website at www.preit.com or at www.vcall.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company's web site.

For interested individuals unable to join the conference call, a replay of the call will be available through May 19, 2004, at (888) 203-1112 OR (719) 457-0820
(PASSCODE: 239428). The online archive of the webcast will be available for 14 days following the call.

ANNUAL MEETING OF SHAREHOLDERS
On April 22, 2004 PREIT announced that it will hold its Annual Meeting of Shareholders on Thursday, June 3, 2004, at 11:00 a.m. Eastern Daylight Time at the Park Hyatt Philadelphia at the Bellevue, 200 South Broad Street, Philadelphia, Pennsylvania 19102.

A webcast of the annual meeting presentation will be available live online at www.preit.com on a listen only basis. A replay of the annual meeting will also be available on the Company's website.

ABOUT PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers (approximately 33.4 million square feet) located in the eastern United States. PREIT's portfolio currently consists of 58 properties in 14 states. PREIT's portfolio includes 40 shopping malls, 14 strip and power centers and four industrial properties. PREIT is headquartered in Philadelphia, Pennsylvania. The Company's website can be found at www.preit.com

This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect PREIT's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. PREIT's business is subject to uncertainties regarding the revenues, operating expenses, leasing activities, occupancy rates, and other competitive factors relating to PREIT's portfolio and changes in local market conditions as well as general economic, financial and political conditions, including the possibility of outbreak or escalation of war or terrorist attacks, any of which may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements, including the estimates under the caption "2004 Forecast" and the in-line sales volume at The Gallery at Market Street East II. PREIT does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise.

PREIT Announces First Quarter 2004 Results
May 5, 2004
Page 9


                            [FINANCIAL TABLES FOLLOW]
                                      # # #
                ** A SUPPLEMENTAL QUARTERLY FINANCIAL PACKAGE **
          WILL BE AVAILABLE ON THE COMPANY'S WEB SITE AT WWW.PREIT.COM.

PREIT Announces First Quarter 2004 Results
May 5, 2004
Page 10

                                             PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                                                      SELECTED FINANCIAL DATA

--------------------------------------------------------------------------------       ---------------------------------------------
FUNDS FROM OPERATIONS                                                                               Three Months Ended
--------------------------------------------------------------------------------       ---------------------------------------------
(In thousands, except per share amounts)                                                  Mar. 31, 2004          Mar. 31, 2003
                                                                                       ------------------     ----------------------
Net income                                                                                   $  8,963                $ 4,977
      Minority interest in Operating Partnership                                                  784                    287
      Minority interest in Operating Partnership-discontinued operations                          180                    236
      Dividends on preferred  shares                                                           (3,403)                     -
      Gains on sales of interests in real estate                                                    -                 (1,191)
      Gains on dispositions of discontinued operations                                            550                      -
      Depreciation and amortization:
          Wholly owned & consolidated partnerships, net                                        25,279 (a)              3,448 (a)
          Unconsolidated partnerships & joint ventures                                          1,078 (a)              1,468 (a)
          Discontinued operations                                                                   -                  2,309
                                                                                             --------               --------
FUNDS FROM OPERATIONS                                                                        $ 33,431 (b)           $ 11,534 (b)
                                                                                             ========               ========
FUNDS FROM OPERATIONS PER SHARE AND OP UNITS                                                    $0.85                  $0.63
                                                                                             ========               ========
Weighted average number of shares outstanding                                                  35,403                 16,545
Weighted average effect of full conversion of OP units                                          3,836                  1,763
                                                                                             --------               --------
Total weighted average shares outstanding, including OP units                                  39,239                 18,308
                                                                                             --------               --------
Weighted average number of preferred shares                                                     2,475                      -
                                                                                             --------               --------

a) Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.
b) Includes the non-cash effect of straight-line rents of $1,349 and $373 for the 1st quarter 2004 and 2003.

--------------------------------------------------------------------------------       ---------------------------------------------
OPERATING RESULTS                                                                                   Three Months Ended
--------------------------------------------------------------------------------       ---------------------------------------------
(In thousands, except per share amounts)                                                  Mar. 31, 2004          Mar. 31, 2003
                                                                                       ------------------     ----------------------
REVENUE:
      Real estate revenues:
      Base rent                                                                              $ 60,600               $ 11,924
      Percentage rent                                                                           2,172                    273
      Expense reimbursements                                                                   28,530                  3,902
      Lease termination revenue                                                                    27                    259
      Other real estate revenues                                                                2,676                    334
                                                                                             --------               --------
      Total real estate revenues                                                               94,005                 16,692
                                                                                             --------               --------
      Management Company revenue                                                                2,458                  2,181
      Interest and other income                                                                   254                    142
                                                                                             --------               --------
      Total revenues                                                                           96,717                 19,015
                                                                                             --------               --------
EXPENSES:
      Property operating expenses:
      Property payroll and benefits                                                            (6,697)                (1,013)
      Real estate and other taxes                                                              (8,581)                (1,295)
      Utilities                                                                                (6,322)                  (277)
      Other operating expenses                                                                (14,431)                (2,314)
                                                                                             --------               --------
      Total property operating expenses                                                       (36,031)                (4,899)
                                                                                             --------               --------
      Depreciation and amortization                                                           (25,344)                (3,513)
      General and administrative expenses:
      Corporate payroll                                                                        (6,692)                (3,636)
      Other general and administrative expenses                                                (4,119)                (2,690)
                                                                                             --------               --------
      Total general & administrative expenses                                                 (10,811)                (6,326)
                                                                                             --------               --------
      Interest expense                                                                        (17,807)                (4,046)
                                                                                             --------               --------
      Total expenses                                                                          (89,993)               (18,784)
Income before equity in income of partnerships and joint
ventures, gains on sales of interests in real estate, minority
interest and discontinued operations                                                            6,724                    231
Equity in income of partnerships and joint ventures                                             1,765                  1,778
Gains on sales of interests in real estate                                                          -                  1,191 (1)
                                                                                             --------               --------
Income before minority interest and discontinued operations                                     8,489                  3,200
      Minority interest in properties                                                            (419)                     -
      Minority interest in Operating Partnership                                                 (784)                  (287)
                                                                                             --------               --------
Income from continuing operations                                                               7,286                  2,913
                                                                                             --------               --------
Discontinued operations:
      Income from discontinued operations                                                       2,415                  2,300
      Gains on disposition of discontinued operations                                            (550)(2)                  -
      Minority interest in properties                                                              (8)                     -
      Minority interest in Operating Partnership                                                 (180)                  (236)
                                                                                             --------               --------
Total discontinued operations                                                                   1,677                  2,064
                                                                                             --------               --------
Net income                                                                                   $  8,963               $  4,977
      Dividends on preferred  shares                                                           (3,403)                     -
                                                                                             --------               --------
Net income available to common shares                                                        $  5,560               $ 4,977
                                                                                             ========               ========
BASIC EARNINGS PER SHARE
      From continuing operations                                                             $   0.11               $   0.18
      From discontinued operations                                                           $   0.05               $   0.12
                                                                                             --------               --------
TOTAL BASIC EARNINGS PER SHARE                                                               $   0.16               $   0.30
                                                                                             ========               ========
DILUTED EARNINGS PER SHARE
      From continuing operations                                                             $   0.11               $   0.18
      From discontinued operations                                                           $   0.05               $   0.12
                                                                                             --------               --------
TOTAL DILUTED EARNINGS PER SHARE                                                             $   0.16               $   0.30
                                                                                             ========               ========

Weighted average number of shares outstanding                                                  35,403                 16,545
                                                                                             --------               --------

1) 1st quarter 2003 includes gain on sale of a parcel of land at Crest Plaza Shopping Center in Allentown, PA.
2) 1st quarter 2004 includes a post-closing adjustment related to the prior year gain on sale of the multifamily portfolio.

PREIT Announces First Quarter 2004 Results
May 5, 2004
Page 11

                                             PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                                                      SELECTED FINANCIAL DATA

--------------------------------------------------------------------------------      -----------------------------------------
EQUITY IN INCOME OF PARTNERSHIPS                                                               Three Months Ended
AND JOINT VENTURES                                                                    -----------------------------------------
                                                                                        March 31, 2004         March 31, 2003
--------------------------------------------------------------------------------      ------------------     ------------------
(In thousands)
Gross revenues from real estate                                                           $    14,612            $    23,710
                                                                                          ===========            ===========
Expenses:
   Property management expenses                                                                (4,634)                (8,416)
   Mortgage interest expense                                                                   (4,188)                (7,504)
   Depreciation and amortization                                                               (2,140)                (4,243)
                                                                                          -----------            -----------
Total expenses                                                                                (10,962)               (20,163)
                                                                                          -----------            -----------
Net revenues from real estate                                                                   3,650                  3,547
Less: Partners' share                                                                          (1,830)                (1,760)
                                                                                          -----------            -----------
Company's share                                                                                 1,820                  1,787
Amortization of excess investment                                                                 (55)                    (9)
EQUITY IN INCOME OF PARTNERSHIPS
                                                                                          -----------            -----------
       AND JOINT VENTURES                                                                 $     1,765            $     1,778
                                                                                          ===========            ===========

                                       SUPPLEMENTAL INFORMATION FOR WHOLLY OWNED PROPERTIES
                             AND THE COMPANY'S PROPORTIONATE SHARE OF PARTNERSHIPS AND JOINT VENTURES

--------------------------------------------------------------------------------      -----------------------------------------
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION                                                  Three Months Ended
AND AMORTIZATION ("EBITDA")                                                           -----------------------------------------
                                                                                        March 31, 2004         March 31, 2003
--------------------------------------------------------------------------------      ------------------     ------------------
(In thousands)
Gross revenues                                                                            $    94,005            $    16,692
Operating expenses                                                                            (36,031)                (4,899)
Minority interest in properties                                                                  (419)                     -
                                                                                          -----------            -----------
Net operating income: wholly-owned properties                                                  57,555                 11,793
Company's proportionate share of partnerships and
  joint ventures net operating income                                                           4,893                  6,486
                                                                                          -----------            -----------
Combined net operating income                                                                  62,448 (1)             18,279 (1)
Interest and other income                                                                         254                    142
Management company revenue                                                                      2,458                  2,181
Total general & administrative expenses                                                       (10,811)                (6,326)
                                                                                          -----------            -----------
EBITDA                                                                                    $    54,349 (2)        $    14,276 (2)
                                                                                          ===========            ===========

1) NOI including the impact of disposed real estate assets was $65,748 and $26,188 for the 3 months ended 3/31/04 and 3/31/03, respectively.

2) EBITDA including the impact of disposed real estate assets was $57,649 and $22,185 for the 3 months ended 3/31/04 and 3/31/03, respectively.


--------------------------------------------------------------------------------      -----------------------------------------
RECONCILIATION OF NET INCOME TO PROPERTY LEVEL EBITDA                                          Three Months Ended
AND TO PROPERTY LEVEL NET OPERATING INCOME                                            -----------------------------------------
                                                                                        March 31, 2004         March 31, 2003
--------------------------------------------------------------------------------      ------------------     ------------------
(In thousands)
Net income                                                                                $     8,963            $     4,977
Minority interest in Operating Partnership                                                        784                    287
Equity in income from partnerships and joint ventures                                          (1,765)                (1,778)
Company's proportionate share of partnerships and
  joint ventures net operating income                                                           4,893                  6,486
Gains on sales of interests in real estate                                                          -                 (1,191)
Income from discontinued operations                                                            (1,677)                (2,064)
Depreciation and amortization                                                                  25,344                  3,513
Interest expense                                                                               17,807                  4,046
                                                                                          -----------            -----------
Property level EBITDA                                                                          54,349                 14,276
Interest and other income                                                                        (254)                  (142)
Management company revenue                                                                     (2,458)                (2,181)
Total general & administrative expenses                                                        10,811                  6,326
                                                                                          -----------            -----------
PROPERTY LEVEL NET OPERATING INCOME                                                       $    62,448            $    18,279
                                                                                          ===========            ===========

--------------------------------------------------------------------------------      ------------------     ----------------
MORTGAGE NOTES AND BANK                                                                    March 31,             December 31,
LOANS PAYABLE                                                                                2004                   2003
--------------------------------------------------------------------------------      ------------------     ----------------
(In thousands)
Wholly-owned properties
  Mortgage notes payable                                                                  $ 1,146,133            $ 1,150,054
  Debt premium on mortgage notes payable                                                       66,502                 71,127
  Bank loans payable                                                                          182,000                170,000
                                                                                          -----------            -----------
                                                                                            1,394,635              1,391,181
Company's proportionate share of
partnerships and joint ventures
  Mortgage notes payable                                                                      109,096                109,581
                                                                                          -----------            -----------
Total mortgage notes and bank loans payable                                               $ 1,503,731            $ 1,500,762
                                                                                          ===========            ===========